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Filed pursuant to Rule 424(b)(5)
Registration File No. 333-228910

PROSPECTUS SUPPLEMENT
(to Prospectus dated March 15, 2019)

1,200,000 Shares

Common Stock

         We are offering 1,200,000 shares of our common stock at a price of $2.50 per share to institutional accredited investors pursuant to this prospectus supplement and the accompanying prospectus.

         Our common stock is listed on the Nasdaq Capital Market under the symbol "VXRT." On March 18, 2019 the last reported sale price of our common stock was $1.68 per share.

         As of March 19, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $9,005,150, which was calculated based on 3,984,580 shares of outstanding common stock held by non-affiliates at a price of $2.26 per share, which was the closing price of our common stock on the Nasdaq Capital Market on February 6, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

         Investing in shares of our common stock involves a high degree of risk. You should carefully read and consider the "Risk Factors" on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         We have engaged H.C. Wainwright & Co., LLC, to act as our exclusive lead placement agent and Brookline Capital Markets, a division of CIM Securities, LLC as co-placement agent, collectively the placement agents, for this offering. The placement agents have agreed to use their "reasonable best efforts" to arrange for the sale of our common stock offered by this prospectus supplement and the accompanying base prospectus, but the placement agents have no obligation to purchase or sell any of such shares or to arrange for the purchase or sale of any specific number or dollar amount of such shares. There is no required minimum number of shares of our common stock that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth below. We have not arranged to place the funds from investors in an escrow, trust or similar account. We have agreed to pay the placement agents the fees set forth in the table below in connection with this offering, which assumes that we sell all of the shares of common stock we are offering hereby.

	Per Share	Total
Offering price	$2.500	$3,000,000
Placement agent fees(1)	$0.175	$210,000
Proceeds, before expenses, to us(2)	$2.325	$2,790,000

(1)
In addition, we have agreed to reimburse H.C. Wainwright & Co., LLC for certain of its expenses and to issue warrants to purchase shares of common stock to H.C. Wainwright & Co., LLC or its designees. Neither the placement agent warrants nor the shares of our common stock issuable upon exercise of the placement agent warrants are being registered hereby. See "Plan of Distribution" for more information.

(2)
Does not include any cash proceeds from the exercise of the warrants to be issued to H.C. Wainwright & Co., LLC or its designees, if they are exercised in part or in full.

         We anticipate that delivery of the common stock will be made on or about March 20, 2019.

Exclusive Lead Placement Agent

H.C. Wainwright & Co.

Co-Placement Agent

Brookline Capital Markets

The date of this prospectus supplement is March 19, 2019.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

        We and the placement agents have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of its date regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of common stock.

        Neither we nor the placement agents have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus supplement and the accompanying prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus and any free writing prospectus applicable to that jurisdiction.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information contained under the heading "Risk Factors" beginning on page S-7 of this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

        Throughout this prospectus supplement, the terms "we," "us," "our," and "our company" refer to Vaxart, Inc.

Overview

        We are a clinical-stage biotechnology company focused on the development of oral recombinant vaccines based on our proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our vaccines are administered using a convenient room temperature-stable tablet, rather than by injection.

        We are developing prophylactic vaccine candidates that target a range of infectious diseases. These include norovirus, a widespread cause of acute gastro-intestinal enteritis, for which two Phase 1 human studies have been completed; seasonal influenza, for which our vaccine protected patients in a recent Phase 2 challenge study; and respiratory syncytial virus, or RSV, a common cause of respiratory tract infections. In addition, we are developing our first therapeutic immune-oncology vaccine targeting cervical cancer and dysplasia caused by human papillomavirus, or HPV.

        Vaccines have been essential in eradicating or significantly reducing multiple devastating infectious diseases, including polio, smallpox, mumps, measles, diphtheria, hepatitis B, influenza, human papillomavirus and several others. According a recent MarketsandMarkets research report "Vaccines Market—Global Forecast to 2023", the global market for vaccines is expected to reach $50.42 billion by 2023 from $36.45 billion in 2018, at a compound annual growth rate of 6.7%.

        We believe our oral tablet vaccine candidates offer several important advantages:

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  First, they are designed to generate broad and durable immune responses, including systemic, mucosal and T cell responses, which may enhance protection against certain infectious diseases, such as influenza, norovirus and RSV, and may have potential clinical benefit for certain cancers and chronic viral infections, such as those caused by HPV.

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  Second, our tablet vaccine candidates are designed to provide a more efficient and convenient method of administration, enhance patient acceptance and reduce distribution bottlenecks, which we believe will improve the effectiveness of vaccination campaigns. For example, according to the U.S. Centers for Disease Control and Prevention, or CDC, in the 2017/2018 seasonal influenza season, only approximately 42% of the U.S. population was vaccinated against influenza, with particularly low vaccination rates among adults between ages 18 and 49.

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  Finally, we believe that utilizing our recombinant methods and production process will allow us to manufacture vaccines at scale more efficiently and within shorter time frames than conventional vaccines manufactured using traditional methods.

Our Product Pipeline

        The following table outlines the status of our oral vaccine development programs and our two marketed products:

        We are developing the following tablet vaccine candidates, which are all based on our proprietary platform:

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  Norovirus Vaccine.  We are developing an oral tablet vaccine for norovirus, a leading cause of acute gastroenteritis in the United States and Europe. Because norovirus infects the small intestine, we believe that our vaccine, which is designed to produce mucosal antibodies locally in the intestine in addition to systemic antibodies in the blood, will better protect against norovirus infection than an injectable vaccine.

    Norovirus is the leading cause of vomiting and diarrhea from acute gastroenteritis among people of all ages in the United States. Each year, on average, norovirus causes 19 to 21 million cases of acute gastroenteritis and contributes to 56,000 to 71,000 hospitalizations and 570 to 800 deaths, mostly among young children and older adults. Typical symptoms include dehydration, vomiting, diarrhea with abdominal cramps, and nausea. In a study conducted by Pittsburg School of Medicine in 2012, the total economic burden of norovirus in the United States was estimated at $5.5 billion. In a more recent study by CDC and Johns Hopkins University, the global economic impact of norovirus disease was estimated at $60 billion, $34 billion of which occurred in high income countries including the United States, Europe and Japan. Virtually all norovirus disease is caused by norovirus GI and GII genotypes, and we are developing a bivalent vaccine designed to protect against both.

    Clinical Trial Update.    We have completed two Phase 1 clinical trials with our monovalent oral tablet vaccine for the GI.1 norovirus strain. The vaccine was well-tolerated and generated broad systemic and mucosal immune responses. In the clinical Phase 1b dose optimization study in healthy adults in which we evaluated four different dosing regimens, all vaccine recipients (100%) in the high dose group responded as measured by a significant increase in norovirus specific B cells of both IgA and IgG subtypes. In the same group, there was at least a two-fold increase of norovirus-specific antibody titers in serum in more than 90% of recipients.

    We plan to conduct two norovirus clinical trials during 2019, a bivalent Phase 1 study designed to assess safety and immunogenicity of our norovirus GI.1 and GII.4 vaccines administered concurrently, and a monovalent Phase 2 challenge study designed to assess the protective efficacy of our norovirus GI.1 vaccine against live norovirus GI.1 challenge in humans. The

    Phase 1 bivalent study and the Phase 2 challenge study will both be conducted under an open IND. Clinical protocols for both studies have been submitted to the FDA.

    The Bivalent Phase 1b Study

    The bivalent norovirus vaccine Phase 1b trial consists of two parts, an open-label lead-in phase during which 6 subjects will be dosed with norovirus GII.4 vaccine, and a double-blind, placebo-controlled phase during which a total of 80 subjects will be randomized into four groups and dosed with either placebo, norovirus GI.1 vaccine, norovirus GII.4 vaccine or both norovirus vaccines. Both portions of the study are designed to evaluate safety and immunogenicity.

    Manufacturing of the norovirus GII.4 and GI.1 vaccine tablets for the bivalent norovirus Phase 1b study has been completed, and dosing of subjects in the open-label portion of the trial with the norovirus GII.4 vaccine is scheduled to begin during the week of March 18, 2019. We expect the first dosing of the randomized portion of the study to begin in April 2019, subject to final review by the FDA. We expect to receive topline data from the Phase 1b clinical study in the second half of 2019.

    The Monovalent Phase 2 Challenge Study

    In addition, we remain on track to initiate the Phase 2 monovalent norovirus challenge study in the second quarter of 2019, with results expected in the second half of 2019.

    In preparation for the Phase 2 challenge study, we have conducted a virus titration study to help determine the appropriate quantity of the norovirus GI.1 virus to be used to challenge patients in the study.

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  Seasonal Influenza Vaccine.  Influenza is a major cause of morbidity and mortality in the U.S. and worldwide and, according to the CDC, only 42% of eligible U.S. citizens were vaccinated in 2017/2018, with particularly low vaccination rates among adults between ages 18 and 49. We believe our oral tablet vaccine has the potential to improve the protective efficacy of currently available influenza vaccines and increase flu vaccination rates.

    Influenza is one of the most common global infectious diseases, causing mild to life-threatening illness and even death. It is estimated that at least 350 million cases of seasonal influenza occur annually worldwide, of which three to five million cases are considered severe, causing 290,000 to 650,000 deaths per year globally. During the most recent flu season 2017 - 2018, there were 79,400 flu related deaths in the U.S. alone, according to the CDC. Very young children and the elderly are at the greatest risk. In the United States, between 5% and 20% of the population contracts influenza, 226,000 people are hospitalized with complications of influenza, and between 3,000 and 49,000 people die from influenza and its complications each year, with up to 90% of the influenza-related deaths occurring in adults older than 65. The total economic burden of seasonal influenza has been estimated to be $87.1 billion, including medical costs which average $10.4 billion annually, while lost earnings due to illness and loss of life amount to $16.3 billion annually.

    We believe our tablet vaccine candidate has the potential to address many of the limitations of current injectable egg-based influenza vaccines, because: our tablet vaccine candidates are designed to create broad and durable immune responses, which may provide more effective immunity and protect against additional strain variants; our vaccine is delivered as a room temperature-stable tablet, which should provide a more convenient method of administration to enhance patient acceptance, and should simplify distribution and administration; and, by using recombinant methods, we believe our tablet vaccine may be manufactured more rapidly than vaccines manufactured using egg-based methods and should eliminate the risk of allergic reactions to egg protein.

    Clinical Trial Update.    In September 2018, we completed a $15.7 million contract with the U.S. Government through the Office of Biomedical Advanced Research and Development Authority, or BARDA, under which a Phase 2 challenge study of our H1N1 flu vaccine candidate was conducted. Previously, we had announced that, in healthy volunteers immunized and then experimentally infected with H1 influenza, our H1 influenza oral tablet vaccine reduced clinical disease by 39% relative to placebo, a result that was superior to that of Fluzone, the market-leading injectable quadrivalent influenza vaccine, which reduced clinical disease by only 27%. Our tablet vaccine also showed a favorable safety profile, indistinguishable from placebo. On October 4, 2018, we presented data from the study demonstrating that our vaccine elicited a significant expansion of mucosal homing receptor plasmablasts to approximately 60% of all activated B cells, while Fluzone only maintained baseline levels of 20%. We believe plasmablasts are a key indicator of a protective mucosal immune response and a unique feature of our vaccines. This data also provided evidence that our vaccines protect through mucosal immunity, the first line of defense against mucosal infections such as flu, norovirus, RSV and others, a potential key advantage over injectable vaccines for these indications.

    At this time, we aim to finance development and commercialization of our seasonal quadrivalent influenza oral tablet vaccine through third-party collaboration and licensing arrangements, and/or non-dilutive funding. In the future, we may also consider equity offerings and/or debt financings to fund the program.

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  HPV Therapeutic Vaccine.  Our first therapeutic oral vaccine candidate targets HPV-16 and HPV-18, the two strains responsible for 70% of cervical cancers and precancerous cervical dysplasia.

    Cervical cancer is the fourth most common cancer in women worldwide and in the United States with about 13,000 new cases diagnosed annually in the United States according to the National Cervical Cancer Coalition.

    We have tested our HPV-16 vaccine candidate in two different HPV-16 solid tumor models in mice. The vaccine elicited T cell responses and promoted migration of the activated T cells into the tumors, leading to tumor cell killing. Mice that received our HPV-16 vaccine showed a significant reduction in volume of their established tumors.

    In October 2018, we filed a pre-IND meeting request for our HPV therapeutic vaccines, VXA-HPV16.1 and VXA-HPV18.1, with the FDA, and we subsequently submitted a pre-IND briefing package. We received feedback from the FDA in January 2019 providing guidance for the IND we plan to submit. Based on this feedback, we expect to be able to file an IND for this product candidate in the course of 2019.

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  RSV Vaccine.  RSV is a major respiratory pathogen with a significant burden of disease in the very young and in the elderly.

  Based on the positive results of our cotton rat study, we believe our proprietary oral vaccine platform is the optimal vaccine delivery system for RSV, offering significant advantages over injectable vaccines. We aim to develop a tablet RSV vaccine by licensing one or more RSV protein antigens that have demonstrated protection against RSV infection in clinical studies, or by partnering with a third party with RSV antigens that can be delivered with our platform.

Additional Objectives

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  Develop Other Tablet Vaccine Candidates Based On Our Proprietary Platform.  Our technology platform employs a modular approach using the Ad5 vector-adjuvant construct with disease-specific antigens and can be used to create new tablet vaccine candidates for a wide range of infectious diseases. We may consider exploring additional infectious diseases including RSV, Chikungunya, Hepatitis B and Herpes Simplex Virus 2, or HSV-2. In addition, we intend to leverage our vaccine formulation expertise to develop oral formulations suitable for pediatric populations.

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  Further Strengthen Our Intellectual Property Portfolio.  We intend to continue to strengthen our patent portfolio by filing and prosecuting current and future patent applications in the United States and international jurisdictions. In addition, we have established in-house formulation and tableting capabilities which we believe will allow us to further improve and optimize our proprietary techniques and know-how.

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  Maximize the Commercial Value of Our Tablet Vaccine Candidates.  We believe that we own worldwide rights for the research, development, manufacturing, marketing and commercialization of our tablet vaccine candidates. As we further develop our product candidates, we may seek partners to maximize the commercial opportunity of such tablet vaccine candidates.

Anti-Virals

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  Through our merger with Aviragen Therapeutics, Inc. we acquired two royalty earning products, Relenza and Inavir, and three Phase 2 clinical stage antiviral compounds.

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  Relenza and Inavir are antivirals for the treatment of influenza that are marketed by GSK and Daiichi Sankyo, respectively. We earn royalties on the net sales of Relenza and Inavir in Japan. Sales of Relenza and Inavir vary significantly from one year to the next, depending on the intensity of the flu season and competition from other antivirals such as Tamiflu. Importantly, on February 23, 2018, Xofluza, a new drug to treat influenza developed by Shionogi, was approved in Japan. The drug may gain significant market share, substantially reducing sales of Inavir.

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  The three Phase 2 antiviral compounds obtained through the merger with Aviragen are: (i) BTA074, or teslexivir, an antiviral treatment for condyloma caused by human papillomavirus types 6 & 11; (ii) vapendavir, a capsid inhibitor for the prevention or treatment of rhinovirus upper respiratory infections; and (iii) BTA585, or enzaplatovir, a fusion protein inhibitor for the treatment of RSV infections. We have discontinued all three programs.

Corporate Background

        Vaxart Biosciences, Inc. was originally incorporated in California in March 2004 under the name West Coast Biologicals, Inc. The Company changed its name to Vaxart, Inc. in July 2007, and reincorporated in the state of Delaware.

        On February 13, 2018, we completed a business combination with Aviragen Therapeutics, Inc., or Aviragen, a publicly-traded company. Under the terms of the agreement and plan of merger and reorganization dated October 27, 2017, Vaxart, Inc. survived as a wholly owned subsidiary of Aviragen and changed its name to Vaxart Biosciences, Inc. and Aviragen changed its name to Vaxart, Inc. Our common stock subsequently began trading on the Nasdaq Capital Market under the symbol "VXRT."

 THE OFFERING

Common stock offered	1,200,000 shares
Common stock to be outstanding after this offering	8,341,189 shares
Use of proceeds

We estimate that our net proceeds from this offering will be approximately $2.5 million, based on the offering price of $2.50 per share, after deducting placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering to support the clinical and preclinical development of our product candidates, to initiate a Phase I study of our bivalent norovirus vaccine, and for general corporate and working capital purposes. See the section titled "Use of Proceeds."

Risk factors

See "Risk Factors" on page S-7 of this prospectus supplement, as well as other information included in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

Nasdaq Capital Market symbol	"VXRT."

        The number of shares of common stock to be outstanding after this offering is based on 7,141,189 shares of common stock outstanding as of December 31, 2018, and excludes:

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  865,163 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $8.13 per share;

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  10,914 shares issuable upon the exercise of an outstanding warrant with an exercise price of $22.99 per share; and

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  223,377 shares reserved for future issuance under our 2016 Equity Incentive Plan.

        In addition, at our annual meeting of stockholders to be held on April 23, 2019, our stockholders will be asked to approve our 2019 Equity Incentive Plan and the initial reservation of an aggregate of 1,600,000 shares thereunder.

        Unless otherwise stated, information in this prospectus supplement assumes no exercise of outstanding options or warrants.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information in this prospectus supplement, the accompanying prospectus and incorporated by reference herein and therein before making a decision to invest in shares of our common stock, including the risks described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could harm our business, delay the development of our products candidates and cause the price of our common stock to decline.

You will experience immediate and substantial dilution.

        The price at which a share of common stock is sold in this offering will exceed the net tangible book value (deficit) per share of our common stock outstanding prior to this offering. Based on 1,200,000 shares of our common stock sold in this offering, and the offering price of $2.50 per share, after deducting placement agent fees and estimated offering expenses payable by us, you will experience immediate dilution of $3.18 per share, representing the difference between the price you pay and our as adjusted net tangible book value (deficit) per share as of December 31, 2018, after giving effect to this offering. The exercise of outstanding stock options or warrants, may result in further dilution of your investment. See the section titled "Dilution" below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Purchasers in this offering may experience additional dilution of their investment in the future.

        We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future. In order to raise additional capital, such securities may be at prices that are not the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission, or the SEC, that are incorporated by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

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  our ability to fund our working capital requirements;

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  the amount and timing of royalties received on sales of Relenza and Inavir;

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  the timing and costs of our planned clinical trials for our product candidates, both tablet vaccines and small-molecule antiviral drugs;

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  our ability to obtain and maintain regulatory approval of our product candidates;

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  our ability to establish and scale commercial manufacturing capabilities;

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  the rate and degree of market acceptance of our products, if any, that are approved;

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  our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

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  our ability to obtain and maintain intellectual property protection for our product candidates;

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  our ability to identify and develop new product candidates and the number and characteristics of product candidates that we pursue;

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  our ability to retain and recruit key personnel;

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  our planned use of the proceeds from this offering;

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  our financial performance;

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  our ability to become profitable and generate consistent cash flows to remain profitable;

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  developments and projections relating to our competitors or our industry; and

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  our expected use of the net proceeds from this offering.

        In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes," "could," "estimates," "intends," "may," "plans," "potential," "will," "would," or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled "Risk Factors", in any free writing prospectuses we may authorize for use in connection with this offering, and in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

        In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

        You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

 MARKET AND INDUSTRY DATA

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus supplement, the accompanying prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled "Risk Factors" and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

 USE OF PROCEEDS

        We estimate that our net proceeds from the sale of 1,200,000 shares of common stock in this offering will be approximately $2.5 million, based on the offering price of $2.50 per share, after deducting placement agent fees and estimated offering expenses payable by us.

        We currently intend to use the net proceeds from this offering to support the clinical and preclinical development of our product candidates, to initiate a Phase I study of our bivalent norovirus vaccine, and for general corporate and working capital purposes. Accordingly, we retain broad discretion to use of these proceeds.

        Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

 DIVIDEND POLICY

        We have never paid or declared any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, and we intend to retain all available funds and any future earnings to fund the development and expansion of our business. In addition, covenants in the agreement governing our senior secured credit facility do not allow for the payment of any cash dividends. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

 DILUTION

        If you purchase shares of common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

        As of December 31, 2018, our net tangible book value (deficit) was $(8.2) million, or $(1.14) per share. Net tangible book value (deficit) is total tangible assets less total liabilities divided by the total number of outstanding shares of common stock.

        After giving effect to the sale of 1,200,000 shares of common stock in this offering at the offering price of $2.50 per share, after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of December 31, 2018, would have been $(5.7) million, or $(0.68) per share. This represents an immediate increase in as adjusted net tangible book value of $0.46 per share to our existing stockholders and immediate dilution in net tangible book value of $3.18 per share to the purchasers. The following table illustrates this dilution per share to the purchasers:

Offering price per share		$2.50
Net tangible book value (deficit) per share as of December 31, 2018	$(1.14)
Increase in as adjusted net tangible book value per share attributable to the purchasers	0.46

As adjusted net tangible book value (deficit) per share after giving effect to this offering		$(0.68)

Dilution in net tangible book value per share to the purchasers		$3.18

        The table and discussion above exclude:

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  865,163 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $8.13 per share;

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  10,914 shares issuable upon the exercise of an outstanding warrant with an exercise price of $22.99 per share; and

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  223,377 shares reserved for future issuance under our 2016 Equity Incentive Plan.

        To the extent that any outstanding options or warrants, including representative warrants, are exercised, there will be further dilution to new investors.

        In addition, at our annual meeting of stockholders to be held on April 23, 2019, our stockholders will be asked to approve our 2019 Equity Incentive Plan and the initial reservation of an aggregate of 1,600,000 shares thereunder.

DESCRIPTION OF CAPITAL STOCK

        The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus supplement is a part, see the sections titled "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement.

General

        Our authorized capital stock consists of (i) 200,000,000 shares of common stock, par value $0.10 per share and (ii) 5,000,000 shares of preferred stock, par value $0.10 per share. As of December 31, 2018, there were 7,141,189 shares of common stock issued and outstanding, and no shares of preferred stock outstanding.

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and amended and restated bylaws.

        At our annual meeting of stockholders to be held on April 23, 2019, our stockholders will be asked to approve an amendment to our amended and restated certificate of incorporation to decrease our authorized shares of common stock from 200,000,000 to 100,000,000 shares.

Common Stock

Voting

        Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, except that directors will be elected by a plurality of votes cast. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they so choose.

Dividends

        Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never paid cash dividends and have no present intention to pay cash dividends.

Liquidation

        In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

        Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

        All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. As of December 31, 2018, there were no shares of preferred stock outstanding and we have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Our Charter Documents and Delaware Law

Delaware Anti-Takeover Law

        We are subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

  •
  Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

        Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change-in-control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

  •
  permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in control);

  •
  provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders or by action taken by written consent;

  •
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder's notice; and

  •
  provide that special meetings of our stockholders may be called only by the chairman of the board, the president or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies).

Nasdaq Capital Market Listing

        Our common stock is listed on the Nasdaq Capital Market under the symbol "VXRT."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar's address is 6201 15th Avenue, Brooklyn, New York 11219.

 PLAN OF DISTRIBUTION

        We have engaged H.C. Wainwright & Co., LLC as our exclusive lead placement agent and Brookline Capital Markets, a division of CIM Securities, LLC as co-placement agent, collectively the placement agents, in connection with this offering. The placement agents are not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but have agreed to use their reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby. Therefore, we have entered into a securities purchase agreement directly with purchasers in connection with this offering and we may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement and accompanying prospectus.

        We have agreed with the purchasers of our common stock that from the date of this prospectus supplement until three months after the closing date of this offering, and subject to certain additional restrictions thereafter, that we will not effect or enter into an agreement to effect a "Variable Rate Transaction" as defined in the securities purchase agreement entered into with each purchaser.

        A copy of the securities purchase agreement with the purchasers is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See "Incorporation of Certain Information by Reference" and "Where You Can Find More Information."

Fees and Expenses

        We have agreed to pay the placement agents a placement agent fee equal to 7.0% of the aggregate purchase price of the shares of our common stock sold in this offering. The following table shows the per share and total cash placement agent fees we will pay to the placement agents in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share	Total
Offering price	$2.500	$3,000,000
Placement agent fees	$0.175	$210,000
Proceeds, before expenses, to us	$2.325	$2,790,000

        The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agents acting as principal. Under these rules and regulations, the placement agents:

  •
  may not engage in any stabilization activity in connection with our securities; and

  •
  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

        We have also agreed to reimburse H.C. Wainwright & Co., LLC as placement agent for reasonable out-of-pocket expenses, including legal fees and expenses, of up to $110,000. We estimate the total expenses payable by us for this offering will be approximately $300,000, which amount excludes placement agent fees.

Placement Agent Warrants

        In addition, we have agreed to issue to H.C. Wainwright & Co., LLC, or its designees, warrants to purchase up to 84,000 shares of common stock (which represents 7% of the aggregate number of shares of common stock sold in this offering at an exercise price of $3.125 per share of common stock (representing 125% of the offering price per share of common stock to be sold in this offering). The warrants will each have a term of five years from the date of this prospectus supplement. Pursuant to the Financial Industry Regulatory Authority, Inc., or FINRA, Rule 5110(g), the warrants and any shares of common stock issued upon exercise of the warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Right of First Refusal

        We have also granted H.C. Wainwright & Co., LLC certain rights of first refusal to act as an underwriter or placement agent for a period of twelve months following the closing of this offering.

Indemnification

        We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the placement agents or such other indemnified parties may be required to make in respect of those liabilities.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agents or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agents' website and any information contained in any other website maintained by a placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agents, and should not be relied upon by investors.

LEGAL MATTERS

        Cooley LLP of Palo Alto, California will pass upon the validity of the shares of common stock offered hereby. H.C. Wainwright & Co., LLC is being represented by McDermott Will & Emery LLP, New York, New York in connection with the offering.

EXPERTS

        The consolidated financial statements of Vaxart, Inc. as of December 31, 2018 and 2017, and for each of the years in the two year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that the Company has experienced losses and negative cash flows from operations since its inception, has an accumulated deficit, and has debt obligations which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

        On February 13, 2018, privately-held Vaxart, Inc., or Private Vaxart, and Aviragen Therapeutics, Inc., or Aviragen, completed a business combination in accordance with the terms an agreement and plan of merger and reorganization, dated October 27, 2017, by and among Aviragen, Agora Merger Sub, Inc., or Merger Sub, and Private Vaxart, pursuant to which Merger Sub merged with and into Private Vaxart, with Private Vaxart surviving as a wholly-owned subsidiary of Aviragen, or the Merger. Aviragen changed its name at the closing of the Merger to Vaxart, Inc., or the Combined Company, and Private Vaxart changed its name to Vaxart Biosciences, Inc. For accounting purposes, Aviragen was deemed to be the acquired entity in the Merger, and the financial statements of Private Vaxart became the historical financial statements of the Combined Company following the Merger.

        In connection with the closing of the Merger on February 13, 2018, the board of directors of Vaxart, Inc. dismissed Ernst & Young LLP as its independent registered public accounting firm, effective immediately. The reports of Ernst & Young LLP on Aviragen Therapeutics, Inc.'s consolidated financial statements for the fiscal years ended June 30, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended June 30, 2017 and 2016, and the subsequent interim period through February 13, 2018 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

        On February 13, 2018, the board of directors of Vaxart, Inc., in connection with the Merger and the dismissal of Ernst & Young LLP, approved the engagement of KPMG LLP as the Combined Company's independent registered public accounting firm for the year ending December 31, 2017.

 WHERE YOU CAN FIND MORE INFORMATION

        We filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC's website at www.sec.gov.

        We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.vaxart.com, other than as specifically incorporated by reference in this prospectus supplement and the accompanying prospectus, is not part of this prospectus supplement and the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement and the accompanying prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35285):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 6, 2019;

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  our definitive proxy statement relating to our 2019 annual meeting of stockholders, filed with the SEC on March 11, 2019;

  •
  our Current Reports on Form 8-K filed with the SEC on January 18, 2019 and March 19, 2019; and

  •
  the description of our common stock contained in our Registration Statement on Form 10, filed with the SEC on May 4, 1970, as amended by our Current Report on Form 8-K (File No. 000-04829) filed with the SEC on August 15, 2003.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the shares of our common stock made by this prospectus supplement and the accompanying prospectus and will become a part of this prospectus supplement and the accompanying prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Vaxart, Inc.
290 Utah Ave
Suite 200
South San Francisco, California 94080
Attn: Secretary
(650) 550-3500

        Copies of these filings are also available through the "Investor" section of our website at www.vaxart.com. For other ways to obtain a copy of these filings, please refer to "Where You Can Find More Information" above.

PROSPECTUS

$25,000,000

Common Stock

        From time to time, we may offer and sell up to an aggregate amount of $25,000,000 of common stock.

        We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the shares of common stock being offered.

        Our common stock is listed on the Nasdaq Capital Market under the trading symbol "VXRT." On March 13, 2019, the last reported sale price of our common stock was $1.65 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the shares of common stock covered by the applicable prospectus supplement.

        Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled "Risk Factors" on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

        This prospectus may not be used to consummate a sale of shares of our common stock unless accompanied by a prospectus supplement.

        As of March 13, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $9,005,150, which was calculated based on 3,984,580 shares of outstanding common stock held by non-affiliates at a price of $2.26 per share, which was the closing price of our common stock on the Nasdaq Capital Market on February 6, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

        The shares of our common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares of our common stock and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings, up to a total dollar amount of $25,000,000 of shares of our common stock as described in this prospectus.

        Each time we offer shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Information by Reference," before buying any of the shares of our common stock being offered.

        This prospectus may not be used to consummate a sale of shares of our common stock unless it is accompanied by a prospectus supplement.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

        The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

ii

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled "Where You Can Find Additional Information."

iii

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our shares of our common stock discussed in the section titled "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

        Throughout this prospectus, the terms "we," "us," "our," and "our company" refer to Vaxart, Inc.

 Vaxart, Inc.

Overview

        We are a clinical-stage biotechnology company focused on the development of oral recombinant vaccines based on our proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our vaccines are administered using a convenient room temperature-stable tablet, rather than by injection.

        We are developing prophylactic vaccine candidates that target a range of infectious diseases. These include norovirus, a widespread cause of acute gastro-intestinal enteritis, for which two Phase 1 human studies have been completed; seasonal influenza, for which our vaccine protected patients in a recent Phase 2 challenge study; and respiratory syncytial virus, or RSV, a common cause of respiratory tract infections. In addition, we are developing our first therapeutic immune-oncology vaccine targeting cervical cancer and dysplasia caused by human papillomavirus, or HPV.

Corporate Background

        Vaxart Biosciences, Inc. was originally incorporated in California in March 2004 under the name West Coast Biologicals, Inc. The Company changed its name to Vaxart, Inc. in July 2007, and reincorporated in the state of Delaware.

        On February 13, 2018, we completed a business combination with Aviragen Therapeutics, Inc., or Aviragen, a publicly-traded company. Under the terms of the agreement and plan of merger and reorganization dated October 27, 2017, Vaxart, Inc. survived as a wholly owned subsidiary of Aviragen and changed its name to Vaxart Biosciences, Inc. and Aviragen changed its name to Vaxart, Inc. Our common stock subsequently began trading on the Nasdaq Capital Market under the symbol "VXRT."

The Shares of Common Stock We May Offer

        We may offer shares of our common stock up to a total dollar amount of $25,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. Each time we offer shares of our common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offering.

        The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer any security other than shares of our common stock.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SHARES OF OUR COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may sell the shares of our common stock directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of shares of our common stock. If we do offer shares of our common stock to or through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. We urge you to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Use of Proceeds

        Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder to support the clinical and preclinical development of our product candidates, to conduct clinical trials including a Phase I study with our bivalent norovirus vaccines and a Phase II challenge study with our GI.1 monovalent norovirus vaccine, to support the manufacturing of vaccines for these clinical trials, and to advance our therapeutic HPV vaccine candidate. See the section titled "Use of Proceeds" in this prospectus.

Nasdaq Capital Market Listing

        Our common stock is listed on the Nasdaq Capital Market under the symbol "VXRT." The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the shares of our common stock covered by the applicable prospectus supplement.

RISK FACTORS

        Investing in shares of our common stock involves a high degree of risk. Before deciding whether to invest in shares of our common stock, you should consider carefully the risks and uncertainties described in the section titled "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2018, as may be updated by our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled "Special Note Regarding Forward-Looking Statements."

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have filed with the SEC that are incorporated by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

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  our ability to fund our working capital requirements;

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  the amount and timing of royalties received on sales of Relenza and Inavir;

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  the timing and costs of our planned clinical trials for our product candidates, both tablet vaccines and small-molecule antiviral drugs;

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  our ability to obtain and maintain regulatory approval of our product candidates;

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  our ability to establish and scale commercial manufacturing capabilities;

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  the rate and degree of market acceptance of our products, if any, that are approved;

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  our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

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  our ability to obtain and maintain intellectual property protection for our product candidates;

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  our ability to identify and develop new product candidates and the number and characteristics of product candidates that we pursue;

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  our ability to retain and recruit key personnel;

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  our financial performance;

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  our ability to become profitable and generate consistent cash flows to remain profitable;

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  developments and projections relating to our competitors or our industry; and

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  our planned use of the proceeds from this offering.

        In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes," "could," "estimates," "intends," "may," "plans," "potential," "will," "would," or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled "Risk Factors" contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our Annual Report on Form 10-K for the year ended December 31, 2018 as may be updated by our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

        In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

        You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

 USE OF PROCEEDS

        Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder to support the clinical and preclinical development of our product candidates, to conduct clinical trials, including a Phase I study with our bivalent norovirus vaccines and a Phase II challenge study with our GI.1 monovalent norovirus vaccine, to support the manufacturing of vaccines for these clinical trials and to advance our therapeutic HPV vaccine candidate, and for general corporate and working capital purposes.

DESCRIPTION OF CAPITAL STOCK

        The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the sections titled "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" in this prospectus.

General

        Our authorized capital stock consists of (i) 200,000,000 shares of common stock, par value $0.10 per share and (ii) 5,000,000 shares of preferred stock, par value $0.10 per share. As of December 31, 2018, there were 7,141,189 shares of common stock issued and outstanding, and no shares of preferred stock outstanding.

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and amended and restated bylaws.

Common Stock

Voting

        Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, except that directors will be elected by a plurality of votes cast. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they so choose.

Dividends

        Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never paid cash dividends and have no present intention to pay cash dividends.

Liquidation

        In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

        Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

        All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. As of December 31, 2018, there were no shares of preferred stock outstanding and we have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Our Charter Documents and Delaware Law

Delaware Anti-Takeover Law

        We are subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

        Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change-in-control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

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  permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in control);

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  provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders or by action taken by written consent;

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder's notice; and

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  provide that special meetings of our stockholders may be called only by the chairman of the board, the president or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies).

Nasdaq Capital Market Listing

        Our common stock is listed on the Nasdaq Capital Market under the symbol "VXRT."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar's address is 6201 15th Avenue, Brooklyn, New York 11219.

PLAN OF DISTRIBUTION

        We may sell the shares of our common stock from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute the shares from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the shares of our common stock, including, to the extent applicable:

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  the name or names of the underwriters, if any;

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  the purchase price of the shares of our common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional shares of our common stock from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the shares of our common stock may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the shares of our common stock offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the shares of our common stock for their own account and may resell the shares of our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our common stock offered by the prospectus supplement, other than shares of our common stock covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the shares of our common stock, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of our common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

        Cooley LLP, Palo Alto, California, will pass upon the validity of the shares of common stock offered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Vaxart, Inc. as of December 31, 2018 and 2017, and for each of the years in the two year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that the Company has experienced losses and negative cash flows from operations since its inception, has an accumulated deficit, and has debt obligations which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

        On February 13, 2018, privately-held Vaxart, Inc., or Private Vaxart, and Aviragen Therapeutics, Inc., or Aviragen, completed a business combination in accordance with the terms an agreement and plan of merger and reorganization, dated October 27, 2017, by and among Aviragen, Agora Merger Sub, Inc., or Merger Sub, and Private Vaxart, pursuant to which Merger Sub merged with and into Private Vaxart, with Private Vaxart surviving as a wholly-owned subsidiary of Aviragen, or the Merger. Aviragen changed its name at the closing of the Merger to Vaxart, Inc., or the Combined Company, and Private Vaxart changed its name to Vaxart Biosciences, Inc. For accounting purposes, Aviragen was deemed to be the acquired entity in the Merger, and the financial statements of Private Vaxart became the historical financial statements of the Combined Company following the Merger.

        In connection with the closing of the Merger on February 13, 2018, the board of directors of Vaxart, Inc. dismissed Ernst & Young LLP as its independent registered public accounting firm, effective immediately. The reports of Ernst & Young LLP on Aviragen Therapeutics, Inc.'s consolidated financial statements for the fiscal years ended June 30, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended June 30, 2017 and 2016, and the subsequent interim period through February 13, 2018 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

        On February 13, 2018, the board of directors of Vaxart, Inc., in connection with the Merger and the dismissal of Ernst & Young LLP, approved the engagement of KPMG LLP as the Combined Company's independent registered public accounting firm for the year ending December 31, 2017.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

        We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We maintain a website at www.vaxart.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35285):

  •
  Our Annual Report on Form 10-K, for the year ended December 31, 2018, filed with the SEC on February 6, 2019;

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  Our definitive proxy statement relating to our 2019 annual meeting of stockholders, filed with the SEC on March 11, 2019;

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  Our Current Report on Form 8-K filed with the SEC on January 18, 2019; and

  •
  The description of our common stock contained in our Registration Statement on Form 10, filed with the SEC on May 4, 1970, as amended by our Current Report on Form 8-K (File No. 000-04829) filed with the SEC on August 15, 2003.

        All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Vaxart, Inc.
290 Utah Ave
Suite 200
South San Francisco, CA 94080
Attn: Secretary
(650) 550-3500

        Copies of these filings are also available through the "Investor" section of our website at www.vaxart.com. For other ways to obtain a copy of these filings, please refer to "Where You Can Find More Information" above.

1,200,000 Shares

Common Stock

Prospectus Supplement

Exclusive Lead Placement Agent

H.C. Wainwright & Co.

Co-Placement Agent

Brookline Capital Markets

March 19, 2019